UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2017 (December 4, 2017)
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 4, 2017, TerraForm Power, Inc. (the “Company”) received a notification letter from Nasdaq (the “Notification Letter”) stating that, following the resignation of Mr. Edward Hall from the Board of Directors of the Company (the “Board”) on November 16, 2017, the Company no longer complies with Nasdaq Listing Rule 5605(c)(2). Nasdaq Listing Rules require the Company’s audit committee to be comprised of at least three members but as a result of Mr. Hall’s resignation, the Company’s audit committee is currently comprised of two members. Consistent with Nasdaq Listing Rule 5602(c)(4), Nasdaq has provided the Company with a cure period in order to regain compliance until the earlier of the Company’s next shareholder meeting or November 16, 2018, provided, that if the Company’s next shareholder meeting is held before May 15, 2018, then the Company must evidence compliance no later than May 15, 2018. The Company intends to fill the current vacancy on the Board and audit committee prior to this deadline to regain compliance with Nasdaq Listing Rule 5602(c)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: December 6, 2017	By:	/s/ Andrea Rocheleau
	Name:	Andrea Rocheleau
	Title:	General Counsel and Secretary